UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 5, 2016

VOYA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

230 Park Avenue New York, New York	10169
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 5, 2016, Ewout L. Steenbergen, the Chief Financial Officer of Voya Financial, Inc. (the “Company”), resigned his employment with the Company, effective November 7, 2016, to pursue another opportunity.

On October 12, 2016, the Company announced that Michael S. Smith has been appointed to succeed Mr. Steenbergen as the Company’s Chief Financial Officer, effective upon Mr. Steenbergen’s departure. Mr. Smith, who served as the Chief Executive Officer of the Company’s Insurance Solutions business and head of its Closed Block Variable Annuities segment from January 2014 until September 2016, has most recently served as the head of the Company’s Employee Benefits business. From May 2012 until January 2014, Mr. Smith served as the Company’s Chief Risk Officer.

Additional information with respect to Mr. Smith required by Items 401(b), (d) and (e) of Regulation S-K is contained in the Company’s 2016 Definitive Proxy Statement on Schedule 14A, dated April 11, 2016 (File No. 001-35897), and is incorporated by reference into this Current Report on Form 8-K. Mr. Smith has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure

On October 12, 2016, the Company announced that Michael S. Smith has been appointed as the Company’s Chief Financial Officer, effective November 7, 2016. The press release announcing Mr. Smith’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

As provided in General Instruction B.2 of Form 8-K, the information provided pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Exhibits

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voya Financial, Inc. (Registrant)

By:	/s/ Trevor Ogle
	Name:	Trevor Ogle
	Title:	Senior Vice President and Deputy General Counsel

Dated: October 12, 2016